Exhibit 99.1
Super Micro Computer, Inc. Announces 3rd Quarter 2016 Financial Results
SAN JOSE, Calif., April 28, 2016 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced third quarter fiscal 2016 financial results for the quarter ended March 31, 2016. The final results are in line with the preliminary results announced by the Company on April 14, 2016.
Fiscal 3rd Quarter Highlights

•	Quarterly net sales of $532.7 million, down 16.6% from the second quarter of fiscal year 2016 and up 13.1% from the same quarter of last year.

•	GAAP net income of $16.7 million, down 52.0% from the second quarter of fiscal year 2016 and down 27.7% from the same quarter of last year.

•	GAAP gross margin was 14.9%, down from 16.6% in the second quarter of fiscal year 2016 and down from 16.3% in the same quarter of last year.

•	Server solutions accounted for 69.9% of net sales compared with 71.0% in the second quarter of fiscal year 2016 and 64.1% in the same quarter of last year.

Net sales for the third quarter ended March 31, 2016 totaled $532.7 million, down 16.6% from $639.0 million in the second quarter of fiscal year 2016. One customer accounted for 10.2% of net sales during the quarter ended March 31, 2016.
GAAP net income for the third quarter of fiscal year 2016 was $16.7 million or $0.32 per diluted share, a decrease of 27.7% from net income of $23.1 million, or $0.44 per diluted share in the same period a year ago. Included in net income for the quarter is $3.9 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the third quarter was $19.0 million, or $0.36 per diluted share, compared to non-GAAP net income of $24.9 million, or $0.47 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the second quarter of fiscal year 2016 by $19.0 million or $0.37 per diluted share.
GAAP and Non-GAAP gross margin for the third quarter was 14.9% compared to 16.3% in the same period a year ago. GAAP gross margin for the second quarter of fiscal year 2016 was 16.6% and Non-GAAP gross margin for the second quarter of fiscal year 2016 was 16.7%.
The GAAP income tax provision was $7.4 million or 30.7% of income before tax provision compared to $8.1 million or 26.1% in the same period a year ago and $14.1 million or 28.8% in the second quarter of fiscal year 2016. The effective tax rates for the second quarter of fiscal year 2016 and third quarter of fiscal year 2015 were lower primarily due to the reinstatement of U.S. federal research and development tax credits.
The Company's cash and cash equivalents and short and long term investments at March 31, 2016 were $179.1 million compared to $98.1 million at June 30, 2015. Free cash flow for the nine months ended March 31, 2016 was $67.7 million, primarily due to an increase in the Company's cash provided by operating activities and partially offset by the cash used in the development and construction of improvements on the Company's properties.
Business Outlook & Management Commentary
The Company expects net sales of $580 million to $640 million for the fourth quarter of fiscal year 2016 ending June 30, 2016. The Company expects non-GAAP earnings per diluted share of approximately $0.46 to $0.58 for the fourth quarter.
“As previously disclosed, in the seasonally weaker third quarter, softer market demand caused our results to be below our guidance. However, we continued to grow at an industry leading pace by growing 13.1% over last year and the third quarter marks the 27 straight quarter of year-over-year growth. This quarter, growth was led by our two strongest segments, Datacenter and Cloud as well as Storage,” said Charles Liang, Chairman and Chief Executive Officer. “As we look to the quarter ahead, Supermicro will again be first to market with the broadest array of server solutions built on Broadwell which was recently launched. In addition, we will continue to offer the industry’s most innovative solutions for the software defined storage market, including all flash, NVMe, hybrid and converged solutions.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-504-7963 (International callers dial 1-719-785-1765) 10 minutes prior. A recording of the conference will be available until 11:59 pm (Eastern Time) on Thursday, May 12, 2016, by dialing 1-877-870-5176 (International callers dial 1-858-384-5517) and entering replay PIN 1162246. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Simply Double, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$176,406	$95,442
Accounts receivable, net	285,705	322,594
Inventory	479,276	463,493
Deferred income taxes – current	17,895	17,863
Prepaid income taxes	14,913	7,507
Prepaid expenses and other current assets	9,416	7,516
Total current assets	983,611	914,415
Long-term investments	2,633	2,633
Property, plant and equipment, net	179,622	163,038
Deferred income taxes – noncurrent	7,089	4,497
Other assets	8,158	5,226
Total assets	$1,181,113	$1,089,809

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$277,279	$299,774
Accrued liabilities	54,132	46,743
Income taxes payable	9,291	14,111
Short-term debt and current portion of long-term debt	93,795	93,479
Total current liabilities	434,497	454,107
Long term debt-net of current portion	—	933
Other long-term liabilities	37,615	15,684
Total liabilities	472,112	470,724
Stockholders' equity:
Common stock and additional paid-in capital	271,950	247,081
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(92)	(80)
Retained earnings	439,000	373,950
Total Super Micro Computer Inc. stockholders' equity	708,828	618,921
Noncontrolling interest	173	164
Total stockholders' equity	709,001	619,085
Total liabilities and stockholders' equity	$1,181,113	$1,089,809

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net sales	$532,721	$471,225	$1,691,303	$1,417,561
Cost of sales	453,569	394,405	1,433,574	1,187,096
Gross profit	79,152	76,820	257,729	230,465
Operating expenses:
Research and development	31,256	25,542	89,846	72,516
Sales and marketing	14,467	12,496	45,177	34,656
General and administrative	8,984	7,334	27,695	17,334
Total operating expenses	54,707	45,372	162,718	124,506
Income from operations	24,445	31,448	95,011	105,959
Interest and other income, net	20	21	131	92
Interest expense	(417)	(277)	(1,141)	(656)
Income before income tax provision	24,048	31,192	94,001	105,395
Income tax provision	7,386	8,136	28,951	30,234
Net income	$16,662	$23,056	$65,050	$75,161
Net income per common share:
Basic	$0.35	$0.49	$1.36	$1.63
Diluted	$0.32	$0.44	$1.26	$1.47
Weighted-average shares used in calculation of net income per common share:
Basic	48,047	46,824	47,737	46,138
Diluted	52,238	52,008	51,637	51,102

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Cost of sales	$294	$222	$792	$651
Research and development	2,549	2,255	7,423	6,148
Sales and marketing	491	369	1,330	1,148
General and administrative	552	720	2,223	1,780

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Nine Months Ended March 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$65,050	$75,161
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,538	5,930
Stock-based compensation expense	11,768	9,727
Excess tax benefits from stock-based compensation	(2,506)	(7,229)
Allowance for doubtful accounts	1,014	194
Provision for inventory	6,026	4,462
Exchange gain	(1,492)	(595)
Deferred income taxes, net	(2,657)	(4,197)
Changes in operating assets and liabilities:
Accounts receivable, net	35,875	(9,017)
Inventory	(21,809)	(119,007)
Prepaid expenses and other assets	(3,756)	675
Accounts payable	(23,176)	38,712
Income taxes payable, net	(8,583)	5,814
Accrued liabilities	5,701	6,748
Other long-term liabilities	21,833	1,686
Net cash provided by operating activities	92,826	9,064

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(25,120)	(24,637)
Investment in a privately held company	—	(661)
Restricted cash	(1,018)	(418)
Net cash used in investing activities	(26,138)	(25,716)

FINANCING ACTIVITIES:
Proceeds from debt	24,100	36,400
Repayment of debt	(23,700)	(35,300)
Proceeds from exercise of stock options	10,661	21,071
Excess tax benefits from stock-based compensation	2,506	7,229
Payment of obligations under capital leases	(133)	(96)
Advances under receivable financing arrangements	835	669
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,108)	—
Net cash provided by financing activities	13,161	29,973
Effect of exchange rate fluctuations on cash	1,115	(948)
Net increase in cash and cash equivalents	80,964	12,373
Cash and cash equivalents at beginning of period	95,442	96,872
Cash and cash equivalents at end of period	176,406	109,245
Supplemental disclosure of cash flow information:
Cash paid for interest	1,136	649
Cash paid for taxes, net of refunds	34,562	27,455
Non-cash investing and financing activities:
Equipment purchased under capital leases	299	428
Accrued costs for property, plant and equipment purchases	7,316	12,511

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
GAAP GROSS PROFIT	$79,152	$76,820	$257,729	$230,465
Add back stock-based compensation (a)	294	222	792	651
Non-GAAP GROSS PROFIT	$79,446	$77,042	$258,521	$231,116

GAAP GROSS MARGIN	14.9%	16.3%	15.2%	16.3%
Add back stock-based compensation (a)	0.0%	0.0%	0.1%	0.0%
Non-GAAP GROSS MARGIN	14.9%	16.3%	15.3%	16.3%

GAAP INCOME FROM OPERATIONS	$24,445	$31,448	$95,011	$105,959
Add back stock-based compensation (a)	3,886	3,566	11,768	9,727
Non-GAAP INCOME FROM OPERATIONS	$28,331	$35,014	$106,779	$115,686

GAAP NET INCOME	$16,662	$23,056	$65,050	$75,161
Add back stock-based compensation (a)	3,886	3,566	11,768	9,727
Add back adjustments to tax provision (b)	(1,554)	(1,697)	(3,341)	(3,274)
Non-GAAP NET INCOME	$18,994	$24,925	$73,477	$81,614

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.35	$0.49	$1.36	$1.63
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.05	0.04	0.18	0.14
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.40	$0.53	$1.54	$1.77

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.32	$0.44	$1.26	$1.47
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.04	0.03	0.14	0.11
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.36	$0.47	$1.40	$1.58

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP	48,047	46,824	47,737	46,138
BASIC - Non-GAAP	48,047	46,824	47,737	46,138

DILUTED – GAAP	52,238	52,008	51,637	51,102
DILUTED - Non-GAAP	53,119	52,680	52,494	51,670

(a) Amortization of Financial Accounting Standards Board Accounting Standards Codification Topic 718 stock-based compensation for the three and nine months ended March 31, 2016 and 2015.
(b) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 32.0% and 30.5% for the three and nine months ended March 31, 2016, respectively, and 28.3% and 29.1% for the three and nine months ended March 31, 2015, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F